UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2015

Asia Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51048	47-0855301
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

119 Commercial St., Ste 190-115, Bellingham, WA 98225

(Address of Principal Executive Offices) (Zip Code)

(360) 392-2841

Registrant’s telephone number, including area code

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Previous independent accountants

1. Effective March 21, 2015, the Board of Directors of Asia Properties, Inc., (the “Company”) notified McGovern, Hurley, Cunningham, LLP., (“McGovern, Hurley, Cunningham”) the Company’s auditor, that it was terminating its engagement of McGovern, Hurley, Cunningham as the Company auditor.

a. The Company engaged McGovern, Hurley, Cunningham on October 30, 2014. During the period October 30, 2014 to March 21, 2015, there were no disagreements with McGovern, Hurley, Cunningham on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to McGovern, Hurley, Cunningham’s satisfaction, would have caused the auditor to make reference to the subject matter of the disagreement in connection with his report.

b. During the period from October 30, 2014 to March 21, 2015, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

c. During the period from October 30, 2014 to March 21, 2015, McGovern, Hurley, Cunningham did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist.

d. During the period from October 30, 2014 to March 21, 2015, McGovern, Hurley, Cunningham did not advise the Company that any information had come to their attention which had led them to no longer be able to rely on management’s representation, or that had made McGovern, Hurley, Cunningham, LLP unwilling to be associated with the financial statements prepared by management.

e. The reports by McGovern, Hurley, Cunningham on the Company’s financial statements that were issued during the period from October 30, 2014 to March 21, 2015 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that McGovern, Hurley, Cunningham’s reports on the Company’s financial statements issued during the period from October 30, 2014 to March 30, 2015 contained an explanatory paragraph, which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

f. During the period from October 30, 2014 to March 21, 2015, McGovern, Hurley, Cunningham did not advise the Company that the scope of any audit needed to be expanded significantly or that more investigation was necessary.

g. During the period from October 30, 2014 to March 21, 2015, McGovern, Hurley, Cunningham did not advise the Company that there was any information which the accountant concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

h. The Company provided McGovern, Hurley, Cunningham with a copy of this disclosure set forth under this Item 4.01 and requested McGovern, Hurley, Cunningham to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

(b) New independent accountants

Effective March 22 2015 the Company engaged WeldAsia Associates as its new independent accountants. Prior to March 22, 2015: (i) no consultations occurred between the Company and WeldAsia Associates during the period commencing March 26, 2015 regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered regarding the Company’s financial statements, or other information provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of disagreement as defined in Item 304(a) (1)(iv) of Regulation S-K and the related instructions or a reportable event requiring disclosure pursuant to Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

16	Letter from McGovern, Hurley, Cunningham, LLP., to the US Securities and Exchange Commission dated March 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2015

ASIA PROPERTIES, INC.

/s/ Fan Haoran
Fan Haoran
President, Secretary, Chief Executive Officer, Director